As filed with the Securities and Exchange Commission on April 9, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

REMEDYTEMP, INC.

(Exact name of Registrant as Specified in Its Charter)

California (State or Other Jurisdiction of Incorporation or Organization)	95-2890471 (I.R.S. Employer Identification No.)

101 Enterprise

Aliso Viejo, California 92656

(949) 425-7600

(Address, including Zip Code, and Telephone Number,

including Area Code, of Registrant’s Principal Executive Offices)

1998 REMEDYTEMP, INC. DEFERRED COMPENSATION AND STOCK

OWNERSHIP PLAN FOR OUTSIDE DIRECTORS

(Full Title of Plan)

Cosmas N. Lykos

Vice President and General Counsel

101 Enterprise

Aliso Viejo, California 92656

(949) 425-7600

(Name, address, zip code, and telephone number,

including area code, of agent for service)

Thomas D. Magill, Esq.

Gibson, Dunn & Crutcher LLP

4 Park Plaza, Suite 1700

Irvine, California 92614-8557

(949) 451-3800

(Name, address, zip code, and telephone number,

including area code, of agent for service)

(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee

Common Stock, par value $0.01 per share	50,000(4)	$11.92	$596,000	$48.22

(1)	Each share of Class A Common Stock of RemedyTemp, Inc. includes a right to purchase one one-thousandth of a share of Series A Junior Participating Preferred Stock pursuant to the Rights Agreement between RemedyTemp, Inc. and American Stock Transfer and Trust Company, as Rights Agent. Pursuant to Rule 416(a) under the Securities Act of 1933, this Registration Statement also covers shares issued pursuant to antidilution provisions set forth in the RemedyTemp, Inc. Deferred Compensation and Stock Ownership Plan for Outside Directors (the “Plan”).
(2)	In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan(s) described herein.
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) and based on the average of the high and the low price for the Class A Common Stock of RemedyTemp, Inc. as reported on April 4, 2003 on the Nasdaq National Market.
(4)	Represents an increase in the number of shares authorized for issuance under the Plan.

This Registration Statement on Form S-8 contains 6 sequentially numbered pages, and the Exhibit Index appears on page 6.

INTRODUCTION

This Registration Statement on Form S-8 is filed by RemedyTemp, Inc., a California corporation (the “Company”), and relates to an additional 50,000 shares of the Company’s Class A Common Stock, par value $0.01 per share (the “Common Stock”), issuable pursuant to the Company’s 1998 Deferred Compensation and Stock Ownership Plan for Outside Directors (the “Plan”), and consists of only those items required by General Instruction E to Form S-8.

INCORPORATION OF

PREVIOUSLY FILED REGISTRATION STATEMENT

The contents of the Registration Statement on Form S-8 (Registration No. 333-55823) filed with the Securities and Exchange Commission on June 2, 1998 are incorporated herein by reference and made a part hereof.

Item 3.    Incorporation of Documents by Reference.

The following documents, which the Company has previously filed with the Securities and Exchange Commission, are incorporated herein by reference and made a part hereof:

(a)	The Company’s Annual Report on Form 10-K for the fiscal year ended September 29, 2002, filed with the Securities and Exchange Commission on December 30, 2002.

(b)	The Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 29, 2002, filed with the Securities and Exchange Commission on February 4, 2003.

(c)	All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year ended September 29, 2002.

(e)	The description of the Company’s Common Stock contained in the Registration Statement on Form 8-A (No. 0-20831) filed with the Securities and Exchange Commission on June 7, 1996, which incorporates by reference the description of the Company’s Common Stock on Form S-1 (Registration No. 333-4276), including any amendment or report filed for the purpose of updating such description.

(f)	The description of the Company’s Preferred Stock Purchase Rights contained in our Registration Statement on Form S-1, as amended (Registration No. 333-4276), filed with the Securities and Exchange Commission July 10, 1996, and any amendments or reports filed for the purpose of updating that description.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment hereto which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

For purposes of this Registration Statement, any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated herein by reference modifies or supersedes such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

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Item 8.    Exhibits.

Exhibit No.	Description
4.1	Specimen Stock Certificate*

4.2	Shareholder Rights Agreement*

4.3	Amended and Restated Articles of Incorporation of the Company**

5	Opinion of Cosmas N. Lykos, Vice President and General Counsel to the Company, as to the legality of the securities being registered

23.1	Consent of PricewaterhouseCoopers LLP, Independent Accountants

24	Power of Attorney (contained on signature page hereto)

*	Incorporated by reference to the exhibit of the same number to the Company’s Registration Statement on Form S-1, as amended (Registration No. 333-4276).

**	Incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1, as amended (Registration No. 333-4276).

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Aliso Viejo, State of California, on April 3, 2003.

REMEDYTEMP, INC.

By:	/s/ GREG PALMER
Greg Palmer President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints GREG PALMER and COSMAS LYKOS his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name and Signature	Title	Date

/s/ GREG PALMER Greg Palmer	President and Chief Executive Officer	April 3, 2003

/s/ PAUL W. MIKOS Paul W. Mikos	Chairman of the Board of Directors	April 3, 2003

/s/ ROBERT E. MCDONOUGH Robert E. McDonough, Sr.	Vice-Chairman of the Board of Directors	April 3, 2003

/s/ MONTY A. HOUDESHELL Monty A. Houdeshell	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	April 3, 2003

/s/ WILLIAM D. CVENGROS William D. Cvengros	Director	April 3, 2003

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/s/ JAMES L. DOTI James L. Doti	Director	April 3, 2003

/s/ ROBERT A. ELLIOTT Robert A. Elliott	Director	April 3, 2003

/s/ MARY GEORGE Mary George	Director	April 3, 2003

/s/ J. MICHAEL HAGAN J. Michael Hagan	Director	April 3, 2003

/s/ JOHN B. ZAEPFEL John B. Zaepfel	Director	April 3, 2003

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EXHIBIT INDEX

Exhibit No.	Description
4.1	Specimen Stock Certificate*

4.2	Shareholder Rights Agreement*

4.3	Amended and Restated Articles of Incorporation of the Company**

5	Opinion of Cosmas N. Lykos, Vice President and General Counsel to the Company, as to the legality of the securities being registered

23.1	Consent of PricewaterhouseCoopers LLP, Independent Accountants

24	Power of Attorney (contained on signature page hereto)

*	Incorporated by reference to the exhibit of the same number to the Company’s Registration Statement on Form S-1, as amended (Registration No. 333-4276).

**	Incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1, as amended ( Registration No. 333-4276).